Exhibit 32.1

Certification Of

Chief Executive Officer And

Chief Financial Officer

Of NATCO Group Inc.

Pursuant To 18 U.S.C. Section 1350, As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 filed with the Securities and Exchange Commission (the “Report”), I, John U. Clarke, Chief Executive Officer of NATCO Group Inc. (the “Company”), and, I, C. Andrew Smith, Senior Vice President-Finance and Chief Financial Officer of the Company, hereby certify, to my knowledge, that:

The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 7, 2009	/s/ JOHN U. CLARKE John U. Clarke Chief Executive Officer

Date: August 7, 2009	/s/ C. ANDREW SMITH
C. Andrew Smith Chief Financial Officer